Exhibit 10.3

AMENDED AND RESTATED
FRACTION IV-1 PASTE SUPPLY AGREEMENT

This Amended and Restated Fraction IV-1 Paste Supply Agreement (this “Agreement”) is entered into, and effective as of 5:00 PM Eastern Daylight Time, August 23, 2010 (the “Effective Date”), by and between Baxter Healthcare Corporation, a Delaware corporation, having a place of business at One Baxter Way, Westlake Village, California 91361 (“Baxter”) and Kamada Ltd., having a place of business at 7 Sapir St. Kiryat Weizmann, Ness-Ziona 74036, Israel (“Kamada”). Baxter and Kamada are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Baxter and Kamada previously entered into that certain Fraction IV-1 Paste Supply Agreement dated October 23, 2008, as amended, modified or supplemented prior to the date hereof (the “Original Paste Agreement”);

WHEREAS, concurrent with the execution of this Agreement, the Parties have entered into that certain Manufacturing, Supply and Distribution Agreement (the “MSDA”) and that certain Technology License Agreement (the “TSA”);

WHEREAS, in connection with the execution of the MSDA and TLA, the Parties desire to amend and restate the Original Paste Agreement and their rights and obligations with respect the supply of Baxter’s fraction IV-1 (including centrifuge paste and filter press, whether from source plasma or recovered plasma, that comply with US FDA requirements) (“Paste”);

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

TERMS

1.	Supply and Use of Paste.

a.	Baxter shall supply to Kamada Paste that meets the specifications set forth in Exhibit A which is attached hereto and incorporated herein by reference, and as further described in the current Paste specifications set forth in Exhibit B attached hereto (the “Quality Agreement”) in accordance with FDA regulations and guidelines (collectively, the “Specifications”), for further processing by Kamada for use in humans. Until August 31, 2011, to the extent available, Baxter shall provide Kamada, the bioburden data for each lot of Paste upon delivery thereof. Baxter shall inform Kamada in advance in the event that any shipment of the Paste supplied by Baxter hereunder complies also with EMEA regulations and guidelines.

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b.	Baxter shall be obligated to supply to Kamada the quantities of Paste set forth in Exhibit C at the prices set forth in Exhibit C.

c.	Kamada covenants and agrees that all Paste delivered to Kamada hereunder shall be used solely as follows:

i.	to manufacture and supply to Baxter, Products (as such term is defined in the MSDA) to be sold by Baxter, its affiliates and/or agents in the Baxter Territory (as such term is defined in the MSDA);

ii.	to manufacture products that are outside the Field for distribution in the Baxter Territory; and

iii.	to manufacture products that are within or outside the Field for distribution solely in the Kamada Territory (as such term is defined in the MSDA).

Notwithstanding the foregoing restrictions, during the Term (as defined below), Kamada may use such Paste in the Baxter Territory (i) without restriction, upon termination of both the TLA and the MSDA and (ii) subject to Baxter’s prior written consent, during any period between termination of the MSDA and the First Commercial Sale (as such term is defined in the TLA). Kamada shall maintain detailed records regarding the use of Paste and provide reasonable access to such records to Baxter, for the sole purpose of traceability during investigations, and accounting for Paste to be used for Product to be distributed by Baxter.

d.	Baxter shall deliver to Kamada Paste under Section 1 of Exhibit C, that conforms to the requirements of this Agreement no later than [*****] days after Kamada issues a purchase order with respect thereto to Baxter. Baxter shall deliver to Kamada Paste under Section 2 of Exhibit C that conforms to the requirements of this Agreement no later than [*****] after Kamada issues a purchase order with respect thereto to Baxter after Baxter has reviewed Kamada’s forecast to determine supply availability against Kamada’s forecast. Baxter shall deliver to Kamada all Required Documentation specified under Exhibit A, for release of Paste for production, that is available not less than [*****] prior to shipment, and any other documentation as reasonably available post shipment release from Baxter.

e.	Forecasting of its requirements of Paste by Kamada shall be conducted as set forth in Exhibit D.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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f.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the MSDA and/or the TLA, as applicable.

2.	Payment.

a.	The prices and payment terms that Kamada and Baxter have agreed upon are listed in Exhibit C.

b.	Kamada shall pay a late fee in the amount of [*****] on amounts due to Baxter pursuant to each invoice issued by Baxter hereunder that is more than [*****] the due date for such invoice.

c.	Any release of a shipment of Paste invoiced by Baxter and accepted by Kamada shall be subject to the terms and conditions of this Agreement (except to the extent otherwise explicitly agreed to in writing).

3.	Warning Notice. Kamada specifically acknowledges that when products prepared from human blood or plasma (including the Paste) are administered, the potential for the transmission of infectious agents (such as viruses or other infectious particles, and including infectious agents that may not have been discovered or characterized at this time) cannot be totally eliminated, despite stringent controls applied in the selection of blood and plasma donors and prescribed manufacturing standards used at blood and plasma collection centers, testing laboratories and fractionation facilities. The Parties agrees that any claims resulting from or alleging such transmission of infectious agents, are intended to be covered by the indemnification provisions of Article 7(b).

4.	Recall. If, in Baxter’s sole discretion, or as a consequence of regulatory requirements, Baxter decides to undertake a recall of certain lots of the Paste or other fractions processed from the same plasma units as the Paste due to the derivation of the fractions being from the same plasma sourcing or associated with a specific plasma donor whose plasma was used in the manufacture of the Paste, Baxter shall promptly notify Kamada in writing of such recall and Kamada shall make the determination of whether or not to initiate a recall of its own products manufactured with the Paste from its own customers. If Kamada initiates a withdrawal or recall for any of the reasons specified above or because the Paste used in the manufacture of Kamada's products caused adverse reactions, then Baxter shall reimburse Kamada [*****] used by Kamada in the production of Kamada's products or provide equivalent replacement Paste based on first availability of supply and pay for all incremental transportation costs. Any Products subject to recall or withdrawal shall not be included in the calculation of the quantities delivered to Kamada for the purpose of Section 2 of Exhibit C hereto.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.	Acceptance/Rejection.

a.	Inspection and Acceptance. Kamada shall have the right, at its sole discretion, to inspect each and every shipment of Paste. Kamada shall have [*****] from receipt of each shipment of Paste (“Inspection Period”) to visually inspect the shipment, the COAs and shipment records. Kamada may reject a shipment (or portion thereof) of Paste (i) if any one or more lots contained therein fail to conform to the Specifications and/or (ii) in accordance with the terms of the Quality Agreement, by providing Baxter written notice of such rejection prior to the end of the Inspection Period. Kamada shall then return to Baxter or destroy, as instructed by Baxter, all or a portion of the applicable shipment of Paste.

b.	Latent Defects. In addition to the foregoing, any Paste for which the non-conformity identified by Kamada is latent non-conformity that could not reasonably be detected upon visual inspection, Kamada shall have a period of [*****] days from the date of identification of such latent non-conformity to notify Baxter in writing of such latent non-conformity. Kamada shall then return to Baxter or destroy, as instructed by Baxter, any such Paste.

c.	In either case, upon receipt of the nonconforming Paste (or upon issuance of instruction by Baxter to destroy the Paste), Baxter will credit Kamada for the cost of returning such Paste, and replace such Paste as soon as possible [*****] to Kamada and [*****]. Any Paste so rejected by Kamada shall not be included in the calculation of quantities delivered to Kamada for the purpose of Section 2 of Exhibit C hereto.

6.	Term and Termination.

a.	Term. This Agreement shall become effective on the Effective Date and shall remain in full force and effect until the 30th anniversary of the Effective Date (the “Term”).

b.	Termination.

i.	In the event that a Party materially breaches this Agreement, the non-breaching Party shall provide notice to the other Party and the breaching Party shall thereafter have [*****] following receipt of such written notice to cure the breach. If the breaching Party fails to cure the breach during such [*****] day period, the non-breaching Party may terminate the Agreement.

ii.	In addition, Baxter's obligation to supply [*****] Paste to Kamada hereunder shall terminate upon effective termination of the MSDA.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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iii.	Baxter may terminate this Agreement upon [*****]prior written notice to Kamada if Baxter has terminated the MSDA and the TLA as a result of Kamada’s material breach thereof, provided that within [*****] following such termination notice, Kamada will have the right to amend any Binding Commitment subject to maximum quantity under Section 2(c) of Exhibit C.

iv.	If and only for so long as any license necessary for Baxter to manufacture Paste supplied by Baxter to Kamada hereunder is revoked by the applicable government regulatory authorities such that Baxter may not lawfully manufacture and supply Paste to Kamada, the obligations of Baxter to supply Paste to Kamada this Agreement shall terminate effective upon either Party’s receipt of notice of such revocation without penalty to either Party. If and only for so long as any license necessary for Baxter to manufacture Paste supplied by Baxter to Kamada hereunder is suspended, the obligations of Baxter to supply Paste to Kamada under this Agreement shall be suspended effective upon either Party's receipt of notice of such suspension without penalty to either Party, provided that immediately upon termination of such suspension, Baxter shall be required to resume its the obligations to supply Paste to Kamada pursuant to this Agreement.

v.	Kamada may terminate this Agreement on [*****]written notice in the event that the establishment and/or maintenance of marketing approval for Kamada's products derived from the Paste shall be revoked by the FDA. [*****].

7.	Indemnification.

a.	Kamada Indemnity. Kamada shall defend, indemnify and hold harmless Baxter, its successors, assignees, affiliates, directors, officers, agents and employees (collectively referred to in this Section 7 as “Baxter”), from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation and litigation regardless of outcome) as the result of claims, demands, actions and other proceedings which may be made or instituted against any of them by third parties (including any governmental authority) arising out of (i) any material breach by Kamada of any of its representations, warranties, covenants or material obligations under this Agreement or (ii) Kamada’s purchase, possession, transport, packaging, distribution, development, use, testing, sale or other disposition of the Paste and products which were manufactured with the Paste; provided that this indemnity shall not apply to the extent any such liabilities, losses, damages or expenses arise out of: (A) any material breach by Baxter of any of its representations, warranties, covenants or material obligations under this Agreement; (B) the negligence, gross negligence, recklessness or willful misconduct of Baxter, its affiliates or agents in the performance of Baxter’s obligations hereunder. Notwithstanding the foregoing, Kamada shall not be obligated pursuant to this Section 7(a) to the extent Baxter is required to indemnify Kamada under Section 7(b) hereof.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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b.	Baxter Indemnity. Baxter shall defend, indemnify and hold harmless Kamada, its successors, assignees, affiliates, directors, officers, agents and employees , from and against any and all liabilities, losses, damages, costs, and expenses (including reasonable attorney’s fees and costs of investigation and litigation regardless of outcome) as the result of claims, demands, actions and other proceedings which may be made or instituted against any of them by third parties (including any governmental authority) arising out of: (i) any material breach by Baxter of any of its representations, warranties, covenants or material obligations under this Agreement; (ii) the negligence, gross negligence, recklessness or willful misconduct of Baxter, its affiliates or agents in the performance of Baxter’s obligations hereunder or (iii) the failure of Baxter, its affiliates or agents to comply with applicable laws, rules or regulations in the manufacture of Paste; provided that this indemnity shall not apply to the extent any such liabilities, losses, damages or expenses arise out of: (A) any material breach by Kamada of any of its representations, warranties, covenants or material obligations under this Agreement; (B) the negligence, gross negligence, recklessness or willful misconduct of Kamada, its affiliates or agents in the performance of Kamada’s obligations hereunder. Notwithstanding the foregoing, Baxter shall not be obligated pursuant to this Section 7(b) to the extent Kamada is required to indemnify Baxter under Section 7(a) hereof.

c.	Indemnification Notices. Whenever any indemnification claim arises under this Agreement, the Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) of the claim and, when known, the facts constituting the basis of such claim; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation hereunder unless and to the extent that such failure substantially prejudices the Indemnifying Party.

d.	Third Party Claims. In the event of a third party claim giving rise to indemnification hereunder, the Indemnifying Party may, upon prior written notice to the Indemnified Party, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and shall thereafter be liable for all expenses incurred in connection with such defense, including attorneys’ fees and expenses; provided, however, that if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party may participate in such defense at its own expense and with counsel of its choice; provided further, however, that if there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there exists any other conflict of interest, the Indemnifying Party shall have the right to assume the defense of such claim but the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to participate in the defense thereof. If the Indemnifying Party elects to control the defense of such claim, it shall do so diligently and shall have the right to settle any claim for monetary damages, provided such settlement includes a complete and absolute release of the Indemnified Party and shall not admit any fault or liability on the part of the Indemnified Party. Notwithstanding anything to the contrary, the Indemnifying Party may not settle any claims for fines, penalties or the like or in any way adverse to the Indemnified Party without the prior written consent of the Indemnified Party, which shall not unreasonably be withheld, conditioned or delayed.

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e.	NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, INCLUDING THE INDEMNIFICATION PROVISIONS UNDER SECTION 7, EXCEPT FOR DAMAGES ARISING FROM A PARTY’S WILLFUL INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, COLLATERAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF USE, DATA, OR BUSINESS), AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN. THE PARTIES AGREE, HOWEVER, THAT NONE OF THE FOREGOING LIMITATIONS OF THIS SECTION 7 SHALL APPLY TO ANY AMOUNTS PAID OR PAYABLE DUE TO ANY THIRD-PARTY RELATED CLAIM, DEMAND, PROCEEDING, SUIT OR ACTION FOR WHICH A PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY PURSUANT TO SECTION 7, AND ANY SUCH AMOUNTS WILL BE CONSIDERED COMPENSATORY OR DIRECT DAMAGES AND NOT INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, COLLATERAL OR INCIDENTAL DAMAGES.

8.	Insurance. Each Party will, at its own cost and expense, obtain and maintain in full force and effect, during the Term, General Liability insurance including Completed Operations, provided that Kamada shall be obligated to maintain such General Liability Insurance only as long as Kamada has a US subsidiary or office, and Product Liability, including Standard US’ Form Contractual Liability, with limits of liability of not less than [*****] per event and in aggregate per annum, and naming the other Party as an additional insured. Any independent insurance carriers must be rated at least A by A.M. Best Company. If the insurance policy is written on a claims-made basis, then the coverage must be kept in place for at least [*****] after the termination of this Agreement. Any and all policy deductibles shall be assumed by the Party obtaining such insurance policy. Policies held by a Party shall be considered primary and bear no relationship to any policies held by the other Party. Each Party will furnish the other Party with a certificate of insurance within [*****] of the Effective Date of this Agreement evidencing that such insurance is in effect and that a minimum of [*****] notice must be given to the other Party prior to any cancellation or material changes to the policy. Baxter has the right to self-insure.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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9.	Use of Names. Neither Party shall use the name of the other Party or the names of that Party’s officers, affiliates, agents or employees in any commercial or noncommercial advertising, article, press release, or any other form of writing without the prior written permission of the Party whose name is to be used. Notwithstanding the foregoing: (a) Kamada may disclose the name of Baxter as the manufacturer and supplier of the Paste, to the extent required for the transportation and/or importation of such Paste to Kamada's facilities in Israel, and/or as shall be required by any competent regulatory authority; and (b) neither Party will be prevented from complying with any duty of disclosure it may have pursuant to applicable laws (including without limitation applicable securities laws or stock exchange regulations); provided however, that such Party shall first inform the other Party of such request or legal requirement for disclosure.

10.	Force Majeure. Except for each Party’s confidentiality, payment and indemnity obligations, any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money), to the extent caused by an event outside the affected Party’s reasonable control, shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such events (hereinafter referred to as “Force Majeure” events) shall include without limitation, acts of God; acts of public enemies; war, terrorism, insurrections; riots; injunctions; embargoes; labor disputes affecting third parties providing services to a Party under this Agreement (including strikes, lockouts, job actions, or boycotts); fires; explosions; floods; shortages of material or energy; acts or orders of any government or agency thereof or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt written notice to the other Party of such cause and a good faith estimate of the continuing effect of the Force Majeure condition and duration of the affected Party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible.

11.	Notices. All notices, communications, demands and payments required or permitted to be given or made hereunder or pursuant hereto shall conclusively be presumed for all purposes of this Agreement to be given or made at the time the same is personally given or made, or at the time the same is placed in an envelope and deposited in the United States or Israeli mail, with sufficient postage prepaid, addressed as follows:

Notice to:	Kamada Ltd.

7 Sapir St. Kiryat Weizmann

Ness-Ziona 74036

Israel

Attn: David Tsur

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Notice to:	Baxter Healthcare Corporation - BioScience

4501 Colorado Boulevard

Los Angeles, CA 90039

Attn: Michael Call

12.	Assignment. This Agreement shall not be assignable by either Party without the written consent of the other Party (which consent shall not be unreasonably withheld); provided that such consent shall not be required for an assignment (a) accompanying a transfer of the business to which this Agreement pertains (whether by means of an asset sale or sale of shares), or (b) to a parent corporation or affiliate under common ownership with the transferring Party.

13.	Governing Law; Arbitration.

a.	This Agreement shall be governed by the laws of the State of New York, and its interpretation, construction, and the remedies for its enforcement of breach are to be applied pursuant to and in accordance with the laws of the State of New York, without reference to principles of choice of applicable law.

b.	Except with respect to claims for equitable relief, which the Parties agree may be pursued in any court of competent jurisdiction, any dispute, controversy, claim or other matter in question between the Parties arising out of or relating to this Agreement, including all issues of fact and law, shall be settled by binding arbitration in accordance with the Alternative Dispute Resolution provisions set forth in Exhibit E.

14.	Entire Agreement; Waiver. This Agreement, including the Exhibits hereto, the TLA and the MSDA, constitute the entire agreement between the Parties relating to the subject matter hereof, and all prior proposals, discussions, letters and agreements by and between the Parties and relating to the subject matter herein are hereby superseded and rendered null and void, except for the Confidential Disclosure Agreement dated March 31, 2006. None of the terms of this Agreement shall be deemed to be waived by either Party or amended unless such waiver or amendment is written and signed by both Parties, and recites specifically that it is a waiver of, or amendment to, the terms of this Agreement.

15.	Severability. Each Party hereby agrees that it does not intend, by its execution hereof, to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic and other effects are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole or the validity of any portions hereof, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

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16.	Survival. The provisions of Articles 4, 5, 7, 9, 11, 13, 16, 17, 18 and 19 shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement.

17.	Baxter Covenants.

a.	During the Term of this Agreement, Kamada shall be permitted, pursuant to the authorization letter previously provided by Baxter, to continue to reference Baxter’s Albumin biologic license application (“BLA”) in the US.

b.	Baxter shall, upon written request by Kamada, provide Kamada with pertinent supporting data, information, documentation and/or certifications as may be required under any applicable law and/or by any competent regulatory authority, worldwide, in order to obtain, maintain, or defend the regulatory approvals necessary for the performance of clinical trials with Kamada's products derived from the Paste, for the importation of the Paste by Kamada, for the development and/or manufacturing of Kamada's products derived from the Paste and/or for the marketing and sale of Kamada's products.

c.	In addition, Baxter shall provide Kamada any updates or changes to the above data, information, documentation and certifications, as needed.

d.	Baxter shall, throughout the Term of this Agreement and for a period of [*****] thereafter, maintain a system that is capable of tracking all plasma donations which serve as source material for the Paste and shall, upon reasonable written request, provide all such data to Kamada and the applicable regulatory authorities.

18.	Plasma Pools. Baxter hereby represents that Paste supplied to Kamada under this Agreement is manufactured from the same plasma pools that are used by Baxter in manufacturing of other plasma derivatives for human use in the United States of America.

19.	Representations and Warranties.

a.	Of Both Parties. Each Party hereby represents and warrants (or covenants, as applicable) to the other Party that as of the Effective Date and during the Term:

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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i.	It is a corporation duly organized, validly existing under the laws of the country or state of its incorporation and this Agreement has been duly authorized by all necessary corporate action.

ii.	It has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder.

iii.	This Agreement has been duly authorized, executed and delivered by such Party and is the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

iv.	Neither the execution, delivery and performance by such Party of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with the charter documents of such Party, any material contract, agreement or instrument to which such Party is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which such Party is bound, or any law, rule or regulation applicable to such Party.

b.	Of Baxter.

i.	All Paste manufactured by Baxter and sold under this Agreement will have been manufactured, labeled, packaged and delivered by Baxter in accordance with (A) the Specifications and (B) all applicable international, federal, state and local laws and regulations including, but not limited to, the United States Food, Drug and Cosmetic Act (the “Act”) and the regulations promulgated thereunder, as amended from time to time, and cGMP; and

ii.	Baxter owns all of the right, title and interest in and to the intellectual property that is necessary for Baxter to enter into this Agreement and perform its obligations hereunder.

c.	Of Kamada. In the purchase, possession, transport, packaging, distribution, development, use, testing, sale or other disposition of the Paste and products which were manufactured with the Paste Kamada shall comply with all applicable international, federal, state and local laws and regulations including, but not limited to, the Act and the regulations promulgated thereunder, as amended from time to time, and cGMP.

20.	Amendment. This Agreement may only be amended by an agreement in writing executed by each of the Parties.

[Signature Page Follows]

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[Signature Page to Amended and Restated Fraction IV-1 Paste Supply Agreement]

IN WITNESS THEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

BAXTER HEALTHCARE CORPORATION		KAMADA LTD.

By:	/s/ Joy A. Amundson	By:	/s/ David Tsur
Name: Joy A. Amundson		Name: David Tsur
Title: CVP, President – Bioscience		Title: Chief Executive Officer

		By:	/s/ Eyal Leibovitz
Name: Eyal Leibovitz
Title: Chief Financial Officer

Exhibit A
Product Specifications

Paste is manufactured according to the specifications attached as Attachment 1, Kamada’s “Requirement and Specifications for the Supply of Fr. IV-1 Paste” attached hereto.
At time of delivery, all batches of the Paste supplied to Kamada hereunder shall be no older than [*****] from the date of separation; provided a batch of Paste may be up to [*****] from the date of separation with the prior written approval of Kamada.

Each manufacturing pool consists exclusively of either recovered plasma or source plasma.

Each shipment of Paste shall include representative Fr. IV-1 Paste samples for each manufactured lot shipped therein. [*****] aliquots of not less than [*****] each of Fr. IV-1 Paste from each lot are to be collected and transferred to [*****]. The sample test tubes shall be marked with the lot number and shall be placed in Can A of each lot for each shipment. Such samples shall be frozen at a temperature no warmer than –20° Celsius until shipment.

Required Documentation

Original documents included with shipment, copies scanned and sent to Kamada by e-mail prior to delivery of the shipment to Kamada:

-	Certificate of Analysis (in the form attached to this Exhibit A as Attachment 2)
-	Packing List stating lot numbers, numbers and weight of cans for each lot
-	Pro Forma Commercial Invoice
-	Certificate of Origin from USA to Israel
-	Airway bill or Bill of Lading (issued by Kamada’s freight forwarder)

Attachment 1	"Requirement and Specifications the Supply of Fr. IV-1 Paste"
Attachment 2	Certificate of Analysis (example copy) Baxter will provide a revised CoA as soon as processed through the LA Plant change control procedures
Attachment 3	Labeling Guidelines

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit B

Quality Agreement

[To be attached.]

Exhibit C

Prices and Payment Terms

1.	Baxter shall provide to Kamada at no charge [*****] quantities of Paste required in order to support Kamada’s obligations under the TLA and the MSDA (taking into account also reasonable rejected Products), including, on Kamada's request in a timely manner, reasonable quantities of filter press Paste required in order to support Kamada’s needs to obtain FDA approval for the manufacturing change supplement to use filter press Paste material in Product production.

2.	In addition to the provision of the no charge Paste described under Section 1 above, Baxter shall provide to Kamada the following quantities of Paste for manufacture of Kamada’s products, according to the following terms:

(a)	An aggregate amount of up to [*****] of Paste provided to Kamada at no charge during the consecutive [*****] following the Effective Date (i.e. expiring on the two year anniversary of the Effective Date).

(b)	Any quantities of Paste provided by Baxter to Kamada (A) after Kamada has ordered an aggregate amount of [*****] of Paste during the [*****] after the Effective Date or (B) after the [*****] of the Effective Date, shall be at a price to be determined by Baxter in its sole discretion (the “Paste Price”); provided, however, that the price shall not exceed [*****] (subject to adjustment as set forth in Section 2(d) of this Exhibit C).

(c)	Baxter shall be obligated to supply to Kamada up to a maximum quantity of [*****] of Paste per [*****] period (inclusive of the amounts set forth in Sections 2(a) and 2(b) of this Exhibit C above).

(d)	Beginning [*****] and each January 1 thereafter during the Term, the Paste Price [*****]: (a) [*****] and (b) [*****] over the prior year.

3.	The Parties acknowledge that they contemplate that the Paste to be supplied hereunder shall be manufactured by Baxter using the centrifuge process. If Baxter uses an alternative process (e.g. by manufacturing filter-aid derived products), the Parties will renegotiate in good faith the quantities and prices set forth in Section 2(b) of this Exhibit C. If Baxter manufactures a filter-aid derived products, the Parties expect that quantities referenced in Section 2(b) of this Exhibit C (subject to adjustment as set forth in Section 2(d) of this Exhibit C) above would be approximately [*****] of the quantities set forth in Section 2 of this Exhibit C above, and that the pricing per kilogram would be approximately [*****] of the pricing set forth in Section 2(b) of this Exhibit C above.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

4.	In the event Baxter materially fails to supply the Paste to Kamada as contemplated in this Agreement, Kamada reserves the right to manufacture the Product for distribution in the Baxter Territory using Paste from an alternative raw material supplier or suppliers; provided that all regulatory requirements and Specifications for the finished Paste are met. In such event, the transfer price charged to Baxter shall be adjusted to reflect [*****]; provided, however, that in no event shall the transfer price exceed [*****] of the then-prevailing Market Price for Product.

5.	For the avoidance of doubt, orders for Paste referenced by Kamada in forecasts and/or purchase orders submitted by Kamada to Baxter prior to the Effective Date, but not yet delivered as of the Effective Date, shall be covered by the terms of Section 1 of this Exhibit C.

DELIVERY TERMS:

Delivery of Paste - [*****] (INCOTERMS 2000). Delivery charges are the responsibility of [*****] from pick-up at [*****] in [*****] to destination. Loading and shipping of the Fraction IV-1 Paste shall be according to the previously validated procedure “Validation of Shipment of Paste Intermediates via Envirotainer RKN ld3 container”, Final Report p04-113-VQ, or as otherwise agreed by the Parties in writing. Paste shall be shipped to the address provided by Kamada as follows:

Mrs. Diana Shani

Kamada Ltd.

Kibutz Beit Kama

M.P. Negev 85325

Israel

Tel Direct: 972-8-9913103

Tel General: 972-8-9913111

Baxter shall label Paste per Attachment 3 of Exhibit A.

PAYMENT TERMS:

Baxter shall invoice Kamada for each shipment of Paste upon [*****] of such Paste shipment from [*****]. Payment shall be due at [*****] of the date of Baxter’s invoice, subject to Section 2 of this Agreement and provided that upon rejection as described in Section 5 hereof, such invoice shall be due [*****] following receipt of the replacement Paste.

All payments shall be made in US Dollars by way of wire transfer to such bank account that shall be designated from time to time by Baxter. It is agreed that any delay in transfer of any payment hereunder because of telecommunication and other inter-banks issues shall not be considered default by Kamada.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Kamada to remit payment by wire transfer through the following instructions:

[*****]

Kamada to reference the document #s when remitting payment to Baxter.

Kamada to provide remittance advice to: [*****]

Baxter to bill to:	Kamada Ltd.
Science Park
P.O. Box 4081
Kiryat Weizmann
Ness-Ziona 74140 Israel
Attn: Mr. David Tsur

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit D

Forecasting

.

1.	Paste Forecasting under Section 1 of Exhibit C. The parties shall agree on appropriate mechanisms for Forecasting under Section 1 of Exhibit C, within [*****] of execution of this Agreement

2.	Paste Forecasting under Section 2 of Exhibit C. Concurrently with the Forecast, as specified in Section 1 above, Kamada shall provide Baxter in writing a good faith [*****] forecast of Kamada’s expected requirements for delivery of Paste under Section 2 of Exhibit C (consistent with the Specifications (including then current packaging requirements)), for each month in the following [*****] period (“Supplementary Forecast”). The first [*****] included in each such Supplementary Forecast shall constitute a binding commitment on Kamada’s behalf to purchase the quantities of Paste set forth in such Supplementary Forecast. Kamada shall not be obligated to purchase nor shall it have any liability in respect of the remaining [*****] of any Supplementary Forecast.

3.	Orders. Without derogating from Kamada’s obligations to purchase the quantities of Pastes set forth in the binding portion of the Forecast and the Supplementary Forecast, from time to time, Kamada shall deliver binding purchase orders in accordance with the Forecast for Paste by written or electronic purchase order (or by any other means agreed to by the Parties) to Baxter. Baxter shall either: (i) acknowledge and accept or (ii) reject any Kamada purchase order in writing within [*****] of receipt. All such purchase orders shall be irrevocable. Purchase orders shall set forth the desired date of delivery with respect to the Paste ordered and shall be placed at least [*****] prior to such desired date of delivery. All Paste ordered by Kamada under this Agreement shall be delivered on or before the delivery date set forth in the applicable purchase order.

4.	Deemed Acceptance. If (i) Baxter does not provide an acknowledgement to Kamada within [*****] of its receipt of a purchase order and (ii) the aggregate quantities set forth in the purchase orders for delivery in the [*****] do not exceed the quantity set forth in the Supplementary Forecast (unless Baxter has otherwise affirmatively agreed in writing to meet the excess quantities ordered), Baxter shall be deemed to have accepted each purchase order from Kamada.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit E

Alternative Dispute Resolution

(a)	The Parties shall attempt to resolve any and all disputes, claims or controversies arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. If such disputes, claims or controversies are not resolved through such negotiation, then they shall be submitted to CPR for mediation, and if the matter is not resolved through mediation, for final and binding arbitration pursuant to the arbitration clause set forth below. Either Party may initiate arbitration with respect to the matters submitted to negotiation by filing a written demand for arbitration at any time following the initial negotiation session.

(b)	To the extent not resolved by mediation, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration conducted in the English language. The arbitration shall take place in New York, New York. The arbitration shall be administered by CPR pursuant to its Arbitration Rules and Procedures. References herein to any arbitration rules or procedures mean such rules or procedures as amended from time to time, including any successor rules or procedures, and references herein to the CPR include any successor thereto. The arbitration shall be before three (3) arbitrators. Each Party shall designate one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4 of the CPR Rules. The two Party-appointed arbitrators will select the third, who will serve as the panel’s chair or president. All three (3) arbitrators shall have experience in the area under dispute. This arbitration provision, and the arbitration itself, shall be governed by the laws of the State of New York, and the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(c)	Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party, promptly provide the other with copies of documents on which the producing Party may rely in support of or in opposition to any claim or defense. At the request of a Party, the arbitrators shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of [*****] per Party and shall be held within [*****] of the grant of a request. Additional depositions may be scheduled only with the permission of the arbitrators, and for good cause shown. Each deposition shall be limited to a maximum of one day’s duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The Parties shall not utilize any other discovery mechanisms, including international processes and U.S. federal statutes, to obtain additional evidence for use in the arbitration. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive. All discovery shall be completed within [*****] following the appointment of the arbitrators. All costs and/or fees relating to the retrieval, review and production of electronic discovery shall be paid by the Party requesting such discovery.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

(d)	The panel of arbitrators shall have no power to award non-monetary or equitable relief of any sort. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing Party’s actual damages, except as may be required by statute. Each Party expressly waives and foregoes any right to consequential, punitive, special, exemplary or similar damages or lost profits. The arbitrators shall have no power or authority, under the CPR Rules for Non-Administered Arbitration or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement. Subject to the provisions set forth in subsection (e) below, the award of the arbitrators shall be final, binding and the sole and exclusive remedy to the Parties. Either Party may seek to confirm and enforce any final award entered in arbitration, in any court of competent jurisdiction. The cost of the arbitration, including the fees of the arbitrators, shall be borne by the Party the arbitrator determines has not prevailed in the arbitration.

(e)	If an arbitral award does not contain an award of money damages in excess of [*****] then the arbitral award shall not be appealable and shall only be subject to such challenges as would otherwise be permissible under the Federal Arbitration Act, 9 U.S.C. §§ 1-16. In the event that the arbitration results in an arbitral award, which imposes a monetary award in excess of [*****] such award may be appealed to a tribunal of appellate arbitrators via the CPR Arbitration Appeal Procedure, whose determination shall be final.

(f)	Except as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Attachment 1 to Exhibit A

Kamada’s Requirements and Specifications for the Supply of Fr. IV-1 Paste

(See attached.)

Attachment 1 to Exhibit A and Exhibit B

Kamada’s Requirements and Specifications for the Supply of Fr. IV-1 Paste

This exhibit has been redacted in its entirety.*

* Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Attachment 2 to Exhibit A

Certificate of Analysis

(See attached.)

Attachment 3 to Exhibit A

Labeling Guidelines

(See attached.)